Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the caption "Experts" in Amendment No.3 to the Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. ("BOS") for the registration of 1,190,228 of its Ordinary shares and to the incorporation by reference therein of our report dated March 22, 2004 (except for note 1e, for which the date is January 6, 2005), with respect to the consolidated financial statements of BOS included in its Annual Report on Form 20-F/A, for the year ended December 31, 2003, filed with the Securities and Exchange Commission on January 6, 2005.

We also consent to the incorporation by reference to such Registration Statement and related Prospectus of our report dated April 4, 2004 with respect to the consolidated financial statements of Surf-Communications Solutions Ltd. included in the abovementioned Annual Report of BOS.




                                              /s/ Kost Forer Gabbay & Kasierer

Tel Aviv, Israel                              Kost Forer Gabbay & Kasierer
February 28, 2005                             A Member of Ernst & Young Global